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                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 EXACTECH, INC.
                                 --------------

     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation is EXACTECH, INC. (the "Corporation"), Charter #H85101, filed on November 13, 1985, effective November 8, 1985.

     2. The Amendments to the Articles of Incorporation of the Corporation set forth below (the "Amendments") were adopted by all of the Directors of the Corporation by unanimous written consent dated as of February 19, 2003, and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, at a meeting duly called and held on May 2, 2003, in the manner prescribed by Section 607.1003 of the Act:

     3. The text of the Amendments are as follows:

        a. Article VI of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                                   "ARTICLE VI
                               BOARD OF DIRECTORS

     (a) Number. The business and affairs of this Corporation shall be managed by or under the direction of the Board of Directors, each of whose members shall have the qualifications, if any, set forth in the Bylaws, and who need not be residents of the State of Florida. The number of directors of this Corporation shall be five (5). The number of Directors may be increased or diminished, from time to time, by amendment to the Bylaws duly adopted by the Board of Directors of this Corporation, but in no event shall the number of Directors be reduced below one (1).

     (b) Classification. The Board of Directors shall be divided into three classes, designated Classes I, II and III, as nearly equal in number as the then total number of directors constituting the Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of shareholders when the Board of Directors is first classified, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be

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elected to hold office for a term expiring at the third succeeding annual meeting. No decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been elected and qualified or until his earlier resignation, removal from office, death or incapacity.

            b. Article XI is hereby added to the Articles of Incorporation of the Corporation to read as follows:

                                   "ARTICLE XI
                               SPECIAL PROVISIONS

     In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of this Corporation, its directors and shareholders are hereby established:

     (a) Shareholder Action by Consent. No action required or permitted to be taken by this Corporation's shareholders may be taken by written consent except as may be provided in the designation of the preferences, limitations and relative rights of any series of this Corporation's Preferred Stock or unless all of the Common Shares are held of record by a single shareholder. Any action required or permitted to be taken by the holders of this Corporation's Common Shares must be effected at a duly called annual or special meeting of such holders, and may not be effected by any consent in writing by such holders, unless all of the Common Shares are held of record by a single shareholder.

     (b) Shareholder Requests for Special Meetings. This Corporation will hold a special meeting of shareholders on a proposed issue or issues at the request of shareholders only upon the receipt by this Corporation's Secretary from the holders of not less than twenty-five percent (25%) of all the Voting Shares of signed, dated written demands for the meeting, delivered either in person or by registered or certified mail, particularly describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting. Upon receipt of such request to call a special meeting of shareholders in writing in compliance with the provisions hereof, the Board of Directors shall fix the record date for and the place, date and hour of the meeting, and the Secretary shall give notice of such meeting and the place, day and hour and the purpose or purposes thereof to the shareholders entitled thereto.

     c. Article XII is hereby added to the Articles of Incorporation of the Corporation to read as follows:

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                                  "ARTICLE XII
                              SHAREHOLDER PROPOSALS

     (a) Only persons who are nominated in accordance with the procedures set forth in this Article XII shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of shareholders (1) by or at the direction of the Board of Directors or (2) by any shareholder of this Corporation who is a shareholder of record at the time of giving of notice provided for in this Article XII, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Article XII.

     (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of this Corporation (1) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the last annual meeting of this Corporation's shareholders; provided, however, that in the event that (i) the date of the annual meeting is changed by more than 30 days from such anniversary date or (ii) the number of directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the last annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made, and (2) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on this Corporation's books, of such shareholder and
(B) the class and number of shares of this Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of this Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of this Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

     (c) No person shall be eligible to serve as a director of this Corporation unless nominated in accordance with the procedures set forth in this Article
XII. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article

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XII, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article XII, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article XII.

     (d) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (1) pursuant to this Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of this Corporation who is a shareholder of record at the time of giving of the notice provided for in this Article XII, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Article XII.

     (e) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (d) of this Article XII, the shareholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of this Corporation (1) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the last annual meeting of this Corporation's shareholders; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made, and (2) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on this Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of this Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (iv) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

     (f) Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article XII. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Article XII, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article XII, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article XII."

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            d. Article XIII is hereby added to the Articles of Incorporation of the Corporation to read as follows:

                                  "ARTICLE XIII
                              FAIR PRICE PROVISION

     (a) In addition to any vote of the holders of any class or series of this Corporation's Capital Stock (as defined herein) otherwise required by applicable law, these Articles, including, without limitation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of shares of capital stock or this Corporation's Bylaws, and except as otherwise expressly provided in Section (b) of this Article XIII, a Business Combination shall require the affirmative vote of not less than two-thirds (66-2/3%) of the Voting Shares (including all other shares of this Corporation's Capital Stock that are entitled to vote). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, these Articles, this Corporation's Bylaws or in any agreement with any national securities exchange or otherwise.

     (b) The provisions of Section (a) of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is otherwise required by law, any other provision of these Articles or the By-Laws of this Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs (1) or (2) are met:

            (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Shares that caused the Interested Shareholder (as hereinafter defined) involved in the Business Combination to become an Interested Shareholder.

            (2) All of the following conditions shall have been met:

                (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (A) and (B) below:

                     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) offered or paid by or on behalf of the Interested Shareholder for shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher;

                                       5

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                     (B) the Fair Market Value per share of Common Stock on the
Announcement Date or on the Determination Date, whichever is higher.

All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, recapitalizations, combination of shares or similar events.

                (ii) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses
(A), (B) and (C) below:

                     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) offered or paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher;

                     (B) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                     (C) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, recapitalizations, combination of shares or similar events. The provisions of this subsection (b)(2)(ii) shall be required to be met with respect to every class or series of outstanding Capital Stock, other than Common Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously had been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

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                (iv) After such Interested Shareholder has become an Interested
Shareholder and prior to the consummation of such Business Combination:

                     (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;

                     (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors;

                     (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                     (D) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage of beneficial ownership of any class or series of Capital Stock.

                (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of this Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Securities Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a

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majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than any Interested Shareholder and any Affiliate or Associate (as hereinafter defined), of any Interested Shareholder, such investment banking firm to be paid a reasonable fee for its services by this Corporation.

                (vii) Such Interested Shareholder shall not have made any major change in this Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     (c) For the purposes of this Article XIII:

            (1) The term "Business Combination" shall mean:

                (i) any merger or consolidation of this Corporation or any Subsidiary with (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested shareholder of assets of this Corporation or any Subsidiary (A)(I) having an aggregate Fair Market Value equal to 5% or more of the aggregate Fair Market Value of all the assets of this Corporation and its Subsidiaries as reflected on the consolidated balance sheet of this Corporation and its Subsidiaries as of the end of this Corporation's most recent fiscal year or (II) having an aggregate Fair Market Value equal to 5% or more of the aggregate Fair Market Value of all the outstanding shares of Capital Stock of this Corporation; or (B) representing 5% or more of the earning power or net income, as reflected on the consolidated statement of operations of this Corporation and its Subsidiaries as of the end of this Corporation's most recent fiscal year; or

                (iii) the issuance or transfer by this Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or to any Affiliate or Associate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to 5% or more of the aggregate Fair Market Value of all the outstanding shares of the Capital Stock of this Corporation, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of this Corporation and provided that the sale or other dispositions of securities of this Corporation to anyone other than an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder shall not be deemed in itself to be a Business Combination; or

               (iv) the adoption of any plan or proposal for the liquidation or

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dissolution of this Corporation proposed by or on behalf of an Interested
Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                (v) any reclassification of securities (including any reverse stock split), or recapitalization of this Corporation, or any merger or consolidation of this Corporation with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (v).

            (2) The term "Capital Stock" shall mean all capital stock of this Corporation authorized to be issued from time to time under Article III of these Articles.

            (3) The term "Interested Shareholder" shall mean any person other than this Corporation, any Subsidiary, any pension, retirement, profit-sharing employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or any person who on May 2, 2003 was the beneficial owner, directly or indirectly, of more than 10% of the Common Stock of this Corporation) who (i) acquires and beneficially owns Voting Shares representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of this Corporation and at any time within the two-year period immediately prior to the date in question acquired and beneficially owned Voting Shares representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares.

            (4) A person shall be considered the "Beneficial Owner" of and shall be deemed to "beneficially own" any shares of stock (whether or not owned of record):

                (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock and/ or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                (ii) Where such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange or purchase rights, warrants, options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of

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time); or

                (iii) Which are Beneficially Owned within the meaning of subsections (i) or (ii) of this Section (c)(4) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or verbal, formal or informal, with respect to acquiring, holding, voting or disposing of any shares of stock of this Corporation or any Subsidiary of this Corporation or acquiring, holding or disposing of all or substantially all of the assets or businesses of this Corporation or a Subsidiary of this Corporation.

For the purposes of determining whether a person is an Interested Shareholder pursuant to subsection (c)(3), however, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subsection (c)(4), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (5) The term "Fair Market Value" shall mean (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

            (6) In the event of any Business Combination in which this Corporation survives, the phrase "consideration other than cash to be received" as used in sections (b)(2)(i) and (b)(2)(ii) of this Article XIII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

            (7) The term "Continuing Director" means any member of the Board of Directors of this Corporation who (i) is neither the Interested Shareholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or the relative of any of the foregoing, and
(ii) was either (a) a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (b) a successor of a Continuing Director described in clause (a)

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who is recommended to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

            (8) An "Affiliate" of, or a Person "affiliated with", a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            (9) The terms "Associate" or "associated with", as used to indicate a relationship with any Person, mean:

                (i) Any corporation, organization or entity (other than this Corporation) of which such Person is an officer or partner, or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

                (ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

                (iii) Any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person; or

                (iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.

            (10) The term "Person" shall mean any individual, partnership, trust, firm, joint venture, corporation, group or other entity (other than this Corporation, any Subsidiary of this Corporation or a trustee holding stock for the benefit of employees of this Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding, or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".

            (11) "Subsidiary" shall mean any corporation or other entity of which the Person in question owns not less than 50% of any class of equity securities, directly or indirectly, and "Significant Subsidiary" shall mean a Subsidiary that also meets the tests for a "significant subsidiary" under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).

     (d) The Board of Directors shall have the power and duty to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and
(4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination

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has, an aggregate Fair Market Value of more than 10% of the total assets of this
Corporation and its Subsidiaries as reflected on the consolidated balance sheet of this Corporation and its Subsidiaries as of the end of this Corporation's most recent fiscal year. Any such determination made in good faith shall be binding and conclusive on all parties.

     (e) Nothing contained in this Article XIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     (f) The fact that any Business Combination complies with the provisions of Section (b) of this Article XIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination."

     4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

                                   * * * * *



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

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Articles of Incorporation to be signed in its name by its Chairman of the Board, President and Chief Executive Officer as of the 6th day of May, 2003.

                                 EXACTECH, INC.,
                                   a Florida corporation

                                 BY:   /s/ Joel C. Phillips
                                    --------------------------------
                                       Joel C. Phillips
                                       Treasurer and Chief Financial
                                       Officer


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